Exhibit 99.1

The Sheridan Group, Inc. Announces Pricing of Senior Secured Notes Offering

Hunt Valley, Maryland – April 8, 2011 – The Sheridan Group, Inc. (the “Company”) today announced the pricing of $150 million aggregate principal amount of its senior secured notes due 2014 in an unregistered offering (the “Offering”). The notes will pay interest semi-annually at a rate of 12.5% per annum and were priced at 94.0% of the principal amount. The notes will be senior secured obligations of the Company and will be guaranteed by certain of its subsidiaries. The Offering is expected to close on April 15, 2011 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Company expects to use the proceeds from the Offering, as well as funds drawn under its working capital facility and cash on hand, to repurchase its existing 10.25% Senior Secured Notes due 2011 (the “Existing Notes”) that are validly tendered (and not validly withdrawn) pursuant to the Company’s previously announced tender offer and consent solicitation (the “Tender Offer”), to redeem those Existing Notes which remain outstanding upon expiration of the Tender Offer and to pay related fees and expenses associated with the Offering and related transactions. The Company expects to accept and make payment for all Existing Notes on the Closing Date that have been validly tendered (and not validly withdrawn) at least one business day prior to the Closing Date. As of April 7, 2011, at 11:59 p.m., New York City time, an aggregate of $136,574,000 in principal amount of the Existing Notes had been validly tendered and not validly withdrawn in the Tender Offer.

The notes and related guarantees are being offered in a private placement solely to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of the notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Company Information and Forward Looking Statements

About The Sheridan Group, Inc.

Located in Hunt Valley, Maryland, The Sheridan Group is comprised of The Sheridan Press, Dartmouth Printing Company, Dartmouth Journal Services, United Litho, The Dingley Press, and Sheridan Books. Each company has a market specialty – scholarly journals, magazines, catalogs, or books. The Sheridan Group is a leading provider of print, publishing and technology solutions to publishers, associations, university presses, and catalogers. www.sheridan.com.

This press release contains forward-looking statements conveying management’s expectations as to the future based on current plans, estimates and projections. Forward-looking statements involve inherent risks and uncertainties and typically can be identified by the use of words such as “intends,” "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. The Sheridan Group, Inc. cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally, whether The Sheridan Group, Inc. will consummate the Offering and the anticipated use of proceeds. There can be no assurance that the Offering will be completed as described herein or at all. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Sheridan Group, Inc. does not undertake to update any of these statements in light of new information or future events.

Contact:

Bob Jakobe
Telephone:	(410)785-7277 ext. 112
Email:	bob.jakobe@sheridan.com